EXHIBIT 99.1

CONSENT OF DIRECTOR NOMINEE

I hereby consent to being named as a nominee to the Board of Directors of Dais Analytic Corporation, a New York corporation, in its Registration Statement on Form S-1 to be filed with the Securities and Exchange Commission on or about November 2, 2011

November 2 , 2011	By:	/s/ Lon S. Bell
Lon Bell